Exhibit 23.1

                          Consent of Ernst & Young LLP

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Charter Financial, Inc. 1997 Stock Option Plan and the Charter Bank S.B. 1993 Incentive Stock Option Plan of our report dated January 21, 1998, except for Note 24, as to which the date is February 22, 1998, with respect to the consolidated financial statements of Magna Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

         St. Louis, Missouri
         April 30, 1998